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Exhibit 5.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Gammon Lake Resources Inc.

        We consent to the incorporation by reference in this registration statement of:

  •
  our auditors' report dated April 2, 2007 on the consolidated balance sheets of Gammon Lake Resources Inc. ("the Company") as at December 31, 2006 and 2005, and the consolidated statements of operations and deficit and cash flows for the year ended December 31, 2006 and the five month period ended December 31, 2005

  •
  our auditors' report dated March 16, 2006 except as to note 16(a) which is as of April 2, 2007 on the consolidated balance sheet of Gammon Lake Resources Inc. ("the Company") as at December 31, 2005, and the consolidated statements of operations and deficit and cash flows for the five month period ended December 31, 2005

  •
  our comments by auditors for U.S. readers on Canada-U.S. Reporting Differences dated April 2, 2007

  •
  our auditors' report on reconciliation to United States GAAP dated April 2, 2007, prepared under item 17 of Form 20-F

  •
  our auditors' report on reconciliation to United States GAAP dated April 4, 2007, prepared under item 18 of Form 20-F,

and to the reference to our firm under the heading Auditors in the Prospectus.

Halifax, Canada April 9, 2007	/s/ KPMG LLP Independent Chartered Accountants

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM